Exhibit 10.1

Certain information has been excluded from this agreement (indicated by “[***]”) because Sky Harbour Group Corporation has determined that such information (i) is not material and (ii) constitutes personal information.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into on September 16, 2024 by and between Sky Harbour Group Corporation, a Delaware corporation (the “Company”), and each investor signatory hereto (each, an “Investor” and collectively, the “Investors”) and shall become effective upon the execution and delivery of this Agreement by the parties hereof.

RECITALS

A.

The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D promulgated by the SEC (as defined below);

B.

Each Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”); and

C.

Contemporaneously with the Initial Closing (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Actions” means any civil, criminal or administrative action, suit, demand, claim, charge, complaint, litigation, audit, formal proceeding, arbitration or hearing.

“Additional Shortfall Shares” has the meaning set forth in Section 2.2(c).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, an Investor shall be deemed not to be an Affiliate of (i) any portfolio company of such Investor or its Affiliates or (ii) any limited partner of such Investor or its Affiliates.

“Agreement” means this Securities Purchase Agreement.

“Altai” means Altai Capital Management, L.P.

“ATM Program” has the meaning set forth in Section 6.8.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Class A Common Stock” has the meaning set forth in the recitals to this Agreement.

“Closing” has the meaning set forth in Section 2.2(e).

“Closing Date” has the meaning set forth in Section 2.2(e).

“Closing Sale Price” means on any date the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Principal Trading Market.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Sky Harbour Group Corporation, a Delaware corporation.

“Company Deliverables” has the meaning set forth in Section 5.1.

“Company’s Knowledge” means the actual knowledge of the Company’s executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.

“Company Lock-Up Period” has the meaning set forth in Section 6.8.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Time” has the meaning set forth in Section 8.8.

“Disqualification Event” has the meaning set forth in Section 4.15.

“DTC” has the meaning set forth in Section 3.18.

“EDGAR system” has the meaning set forth in Section 3.7.

“Environmental Laws” has the meaning set forth in Section 3.14.

“Full Option Investors” has the meaning set forth in Section 2.2(b).

“GAAP” has the meaning set forth in Section 3.16.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indemnified Liabilities” has the meaning set forth in Section 8.13.

“Indemnitees” has the meaning set forth in Section 8.13.

“Initial Closing” has the meaning set forth in Section 2.1(b).

“Initial Closing Date” has the meaning set forth in Section 2.1(b).

“Initial Closing Shares” has the meaning set forth in Section 2.1(a).

“Initial Purchase Commitment” has the meaning set forth in Section 2.1(a).

“Initial Subscription Amount” has the meaning set forth in Section 2.1(a).

“Intellectual Property” means trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

“Investor” and collectively, the “Investors” means the Parties set forth in Schedule A.

“Investor Deliverables” has the meaning set forth in Section 5.2.

“Lien” means any charge, mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Lock-Up Agreement” means, collectively, each lock-up agreement by and between each Investor and the Company in the form of Exhibit C attached hereto.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to timely perform its obligations under the Transaction Documents, except that for purposes of Section 6.1(i) of this Agreement, in no event shall a change in the market price of the Class A Common Stock alone constitute a “Material Adverse Effect”.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NYSE American” means The NYSE American LLC.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise or incur in the ordinary course of business, and that relate to amounts not yet due and payable, delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record that (A) are matters of record and (B) do not materially interfere with the present uses of such real property), (v) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vi) Liens on equity or debt securities resulting from applicable federal, state and other securities laws, (vii) other than with respect to Intellectual Property, any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or in the property being leased or licensed entered into in the ordinary course of business, and (viii) other Liens that would not, individually or in the aggregate, have a Material Adverse Effect.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Class A Common Stock is primarily quoted for trading, which, as of the date of this Agreement and each Closing Date, shall be the NYSE American.

“Public Disclosure” has the meaning set forth in Section 8.8.

“Public Warrants” means the warrants to purchase shares of Class A Common Stock, CUSIP No. 98566K113.

“Purchase Option” has the meaning set forth in Section 2.2(a).

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Rule 506(d) Related Party” has the meaning set forth in Section 4.15.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 3.7.

“Second Closing” has the meaning set forth in Section 2.2(e).

“Second Closing Date” has the meaning set forth in Section 2.2(e).

“Second Closing Shares” has the meaning set forth in Section 2.2(a).

“Second Subscription Amount” has the meaning set forth in Section 2.2(a).

“Shares” has the meaning set forth in the recitals to this Agreement.

“Shortfall Shares” has the meaning set forth in Section 2.2(b).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Class A Common Stock).

“Subscription Amount” has the meaning set forth in Section 2.2(a).

“Tax Return” means any return, information return, declaration, or any similar statement, and any amendment thereto, including any attached Schedule and supporting information that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax.

“Tax(es)” means all U.S. federal, state, local, or non-U.S. net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, ad valorem, franchise, capital, estimated, goods and services, premium, environmental or other taxes, assessments, duties or similar charges of any kind whatsoever in the nature of tax, including all interest, penalties and additions to tax imposed by or otherwise payable to any Taxing Authority with respect to the foregoing.

“Taxing Authority” means the U.S. Internal Revenue Service and any other Governmental Entity responsible for the collection, assessment or imposition of any Tax or the administration of any law relating to any Tax.

“Trading Day” means (i) a day on which the Class A Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Class A Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Class A Common Stock is not quoted on any Trading Market, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Class A Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Class A Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Lock-Up Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” has the meaning set forth in Section 6.2.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.            Purchase and Sale of the Shares

 2.1         Initial Purchase Commitment

(a)       Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors, and the Investors shall, severally and not jointly, purchase from the Company for an aggregate subscription amount of $31,845,007.00 (the “Initial Subscription Amount”), an aggregate of 3,352,106 Shares (the “Initial Closing Shares”) and each Investor agrees to purchase such Investor’s Initial Subscription Amount and Initial Closing Shares set forth next to such Investor’s name on Schedule A hereto (the “Initial Purchase Commitment”).

(b)      On the terms and subject to the conditions set forth in this Agreement, the closing of the Initial Purchase Commitment (the “Initial Closing”) shall occur remotely via exchange of executed documents and funds on such date as is provided by written notice by Altai to the Company (which may be via e-mail) at least five (5) Business Days prior to such Closing Date (but in no event shall the Initial Closing occur on a date that is earlier than October 15, 2024 or later than October 25, 2024) (the “Initial Closing Date”), at which time the Company shall deliver to the Investors their respective Initial Closing Shares against payment by or on behalf of the Investors of their respective purchase price therefor (as set forth in this Section 2.1) by wire transfer in immediately available funds to the account designated by the Company in writing. For the avoidance of doubt, the Initial Closing is not contingent or reversible in the event the Second Closing (as defined below) does not occur.

2.2          Purchase Option

(a)        Subject to the terms and conditions of this Agreement, the Company agrees, upon an Investor’s election and delivery of written notice to the Company (which may be via e-mail) prior to 5:00 p.m., New York City time, on December 4, 2024, to issue and sell to each such electing Investor, and each such electing Investor shall purchase from the Company, up to an aggregate subscription amount of $31,845,007.00 (the “Second Subscription Amount” and together with the Initial Subscription Amount, the “Subscription Amount”) with the Second Subscription Amount of each Investor to equal such Investor’s Initial Subscription Amount, for up to an aggregate of 3,352,106 Shares (the “Second Closing Shares”), and each Investor shall have the option but not the obligation to purchase up to such Investor’s Maximum Second Subscription Amount and up to such Investor’s Maximum Second Closing Shares set forth next to such Investor’s name on Schedule A hereto (the “Purchase Option”).

(b)       To the extent any Investor does not elect to purchase its full allocation of Second Closing Shares, such Second Closing Shares (the “Shortfall Shares”) may be purchased by other Investors who (directly or indirectly through such Investor’s Affiliates) have elected to purchase their full allocation of Second Closing Shares (the “Full Option Investors”). Any Shortfall Shares will be divided among the Full Option Investors on a pro rata basis based on the Shares purchased by such Full Option Investors in the Initial Closing. The Company will notify each Full Option Investor in writing of the number of Shortfall Shares available for purchase by 9:00 a.m., New York City time, on December 9, 2024, and the Full Option Investors shall have until 9:00 a.m., New York City time, on December 11, 2024 to elect to purchase any Shortfall Shares.

(c)      To the extent any Full Option Investor does not elect to purchase its full allocation of Shortfall Shares, such Shortfall Shares (the “Additional Shortfall Shares”) may be purchased by Altai or its Affiliates, as it may designate in its sole discretion. The Company will notify Altai in writing of the number of Additional Shortfall Shares available for purchase by 5:00 p.m., New York City time, on December 11, 2024, and Altai shall have until 5:00 p.m., New York City time, on December 13, 2024 to elect to purchase any Additional Shortfall Shares.

(d)        Investors may transfer the right to purchase Second Closing Shares, including, for the avoidance of doubt, Shortfall Shares or Additional Shortfall Shares, to their Affiliates or to other Investors. An Investor may not transfer the right to purchase Second Closing Shares, including, for the avoidance of doubt, Shortfall Shares or Additional Shortfall Shares, to a third party without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any transferee, to the extent not already a party to this Agreement, shall be required to be execute an assignment, assumption and joinder agreement, in the form attached hereto as Exhibit D, prior to purchasing any Second Closing Shares.

(e)      On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase Option (the “Second Closing” and, together with the Initial Closing, each a “Closing”) shall occur, if at all, remotely via exchange of executed documents and funds on such date and for such aggregate Second Subscription Amount and aggregate amount of Second Closing Shares as is provided by written notice by the applicable Investor(s) to the Company (which may be via e-mail) at least five (5) Business Days prior to such Closing Date (but in no event shall the Second Closing occur on a date that is later than December 20, 2024) (“Second Closing Date” and, together with the Initial Closing Date, each a “Closing Date”), at which time the Company shall deliver to the Investors who elect to participate in the Second Closing their respective amount of Second Closing Shares against payment by or on behalf of the Investors of their respective purchase price therefor (as set forth in this Section 2.2) by wire transfer in immediately available funds to the accounts designated by the Company in writing. For the avoidance of doubt, the Second Closing is not contingent on the occurrence of the Initial Closing.

2.3         Additional Commitments. At any time prior to the Initial Closing, the Company, in its sole discretion, may accept commitments from additional Investors (“Additional Investors”) to purchase additional Initial Closing Shares or at such Additional Investor’s option, additional Second Closing Shares, at a price per share equal to or greater than $9.50, and except as set forth on this Section 2.3, on the same terms as Investors party to this Agreement as of the date hereof. The aggregate subscription amounts from Additional Investors accepted by the Company shall not cause the Subscription Amount to exceed $127,000,000. Additional Investors shall become party to this Agreement by executing and delivering a joinder agreement in the form attached hereto as Exhibit E, which shall set forth (i) the number of Initial Closing Shares to be purchased by the Additional Investor in accordance with Section 2.1, (ii) the number of Second Closing Shares the Additional Investor will have the right to purchase in accordance with Section 2.2, which may be equal to or lower than the amount of Initial Closing Shares purchased by the Additional Investor, at the discretion of the Company and (iii) the price per share to be paid by such Additional Investor in both the Initial Closing and the Second Closing. The Company’s countersignature to the joinder agreement in the form of Exhibit E shall serve as the Company’s written consent to accept a commitment from an Additional Investor to purchase additional Initial Closing Shares or, at such Additional Investor’s option, additional Second Closing Shares. Upon the execution of the joinder agreement by an Additional Investor and the Company, Schedule A to this Agreement shall be amended to set forth the number of Initial Closing Shares, the Initial Subscription Amount, the Maximum Second Closing Shares and the Maximum Second Subscription Amount allocated to such Additional Investor.

2.4       Delivery of Shares. Unless the Company and the Investors otherwise mutually agree in writing, at each Closing settlement shall occur on a “delivery versus payment” basis. The applicable Shares to be delivered to the Investors shall be delivered either (i) via a book-entry record through the Transfer Agent or (ii) upon the election of any Investor, in certificated form by the Transfer Agent to the address set forth on such Investor’s signature page attached hereto, and, as soon as practicable thereafter, the Company shall provide a copy of the records of the Transfer Agent showing each Investor as the owner of its Shares being purchased at each Closing on and as of such Closing Date.

3.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as of the date hereof, and as of each Closing Date, that, except as described in the SEC Filings, each of which qualify these representations and warranties in their entirety (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature); provided, that the SEC Filings shall not qualify the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.19, 3.20, 3.21, 3.22, 3.32 or 3.35 except as expressly set forth in such representations and warranties:

3.1       Organization, Good Standing and Power. The Company and its subsidiaries are corporations or limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware or their respective jurisdictions of organization and have the corporate or limited liability company power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. The Company and its subsidiaries are duly licensed or qualified to do business and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. As of December 31, 2023, the Company does not own or control, directly or indirectly, any “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) other than the subsidiaries set forth in Exhibit 21.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

3.2        Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

3.3         Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Filings as of the dates reflected therein. All of the outstanding shares of Class A Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All of the Public Warrants have been duly authorized and validly issued, and are fully paid. Each Public Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share. None of the shares of Class A Common Stock or Public Warrants are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Company’s organizational documents or any contract to which the Company is a party or by which the Company is bound. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or any capital equity of the Company. Except as set forth in the SEC Filings, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the 1933 Act. Except as set forth in the SEC Filings, no shares of Class A Common Stock and no Public Warrants are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the SEC Filings, the Company is not a party to, and to the Company’s Knowledge, there is no agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Filings, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein.

3.4        Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4 hereof, the Shares will be issued in compliance with all applicable federal and state securities laws without registration under the 1933 Act.

3.5        Consents. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 4 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, Governmental Entity, agency, or official, including, without limitation, any consent, action by, or approval of shareholders of the Company, other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of the NYSE American and (d) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 4 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

3.6      No Material Adverse Change. Since December 31, 2023, except as identified and described in the SEC Filings: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the SEC Filings; (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

3.7       SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, since January 25, 2022 (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. A copy of each SEC Filing is available to the Investors via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”). To the Company’s Knowledge, there are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Filings as of the date hereof.

3.8       No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares in accordance with the provisions thereof (i) does not conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 4, any applicable statute, rule, regulation or order of any Governmental Entity or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or, except as disclosed in the SEC Filings, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, including, without limitation, pursuant to Section 6.11 of the November SPA (as defined below). This Section 3.8 does not relate to matters with respect to tax status, which are the subject of Section 3.9, employee relations and labor matters, which are the subject of Section 3.12, or environmental laws, which are the subject of Section 3.14.

3.9        Tax Matters. Except as disclosed in the SEC Filings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there are no material Taxes due and payable by the Company or any of its subsidiaries that has not been timely paid, (b) there are no accrued and unpaid Taxes of the Company or any of its subsidiaries that are due, whether or not assessed or disputed, (c) to the Company’s knowledge there have been no examinations or audits of any Tax Returns by any Governmental Entity, and (d) the Company has duly and timely filed all material Tax Returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

3.10      Title to Assets. Other than as disclosed in the SEC Filings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the property and assets that the Company and its subsidiaries own are free and clear of all Liens (other than Permitted Liens). With respect to the property and assets the Company and its subsidiaries respectively lease, except as disclosed in the SEC Filings, the Company and its subsidiaries are in material compliance with such leases and holds a valid leasehold interest free and clear of all Liens (other than Permitted Liens). None of the Company or any of its subsidiaries owns, nor has ever owned, any real property.

3.11       Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate Governmental Entity necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

3.12        Labor Matters.

(a)         The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours, which violation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)        No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.13       Intellectual Property. Except as disclosed in the SEC Filings or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its subsidiaries owns and possesses all right, title and interest in and to, or has licenses or other rights to use, all Intellectual Property used or held for use by the Company and its subsidiaries in the conduct of the business of the Company and its subsidiaries as currently conducted and as presently proposed to be conducted. Except as disclosed in the SEC Filings, to the Company’s Knowledge, the Company has not received any communications alleging that the Company or any if its subsidiaries has violated, or by conducting its business, is violating any Intellectual Property rights of any other Person. To the Company’s Knowledge, no product or service marketed or sold by the Company or any of its subsidiaries violates any Intellectual Property rights of any other Person, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings, the Company or one of its subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that the Company and its subsidiaries own or lease or that it has otherwise provided to its employees for their use in connection with its business, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings, other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding material options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or any of its subsidiaries’ Intellectual Property, nor is the Company or any of its subsidiaries bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. There are no employees or consultants of the Company or any of its subsidiaries that own any Intellectual Property rights related to the Company’s or such subsidiary’s business as now conducted and as presently proposed to be conducted. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any of its subsidiaries, including prior employees or consultants.

3.14      Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any Governmental Entity or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns (if any) or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

3.15     Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the Company’s Knowledge, threatened, to which the Company or its subsidiaries are a party or to which any property of the Company or its subsidiaries are the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.16      Financial Statements. The condensed consolidated financial statements included in each SEC Filing made since January 25, 2022 comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such condensed consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the condensed consolidated financial statements of the Company included in the SEC Filings or as otherwise disclosed in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.17      Insurance Coverage. The Company and its subsidiaries have in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and its subsidiaries, reasonably sufficient in amount.

3.18     Compliance with NYSE American Continued Listing Requirements. As of the date hereof, the issued and outstanding shares of Class A Common Stock and Public Warrants are registered pursuant to Section 12(b) of the 1934 Act, and are listed for trading on the NYSE American, under the symbol “SKYH” and “SKYH WS”, respectively. The Company is in compliance with applicable NYSE American continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Class A Common Stock or the Public Warrants on NYSE American, and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Class A Common Stock or the Public Warrants from NYSE American. Upon each Closing, the issued and outstanding shares of Class A Common Stock and the Public Warrants, including the Shares to be issued pursuant to this Agreement, will be registered pursuant to Section 12(b) of the 1934 Act and will be listed for trading on the NYSE American. The Class A Common Stock is currently eligible for electronic transfer through the Depositary Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer.

3.19      Brokers and Finders. Except as set forth on Schedule 3.19, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investors for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.19 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

3.20      No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Shares.

3.21       No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4, neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act or would cause this offering of the Shares to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the NYSE American.

3.22       Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, the offer and sale of the Shares to the Investors is exempt from the registration requirements of the 1933 Act pursuant to Section (4)(a)(2).

3.23       Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.24       Transactions with Affiliates. Except for indemnification agreements, employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and transactions entered into on arms-length terms, and except as set forth in the SEC Filings, there are no contracts between the Company or any of its subsidiaries, on the one hand, and any directors, executive officers or other Affiliate of the Company or their immediate family members, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the 1934 Act.

3.25       Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

3.26      Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material non-public information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby, which will be disclosed in the Public Disclosure (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.27      Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.28       Investment Company. The Company is not required to be registered as, and immediately following each Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.29     Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

3.30     Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees, are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.31      Shell Company Status. The Company is not, and since January 25, 2022 has not been, an issuer identified in Rule 144(i)(1). As of January 31, 2022, the Company filed current “Form 10 Information” (as defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

3.32        No Stockholder Approval. No stockholder approval shall be required for the consummation of the issuance and sale of the Shares.

3.33       U.S. Real Property Holding Corporation. The Company is not, and for twelve (12) months following the Initial Closing Date, shall not become, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

3.34       Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, each as applicable to “smaller reporting companies” as defined in Rule 12b-2 of the 1934 Act.

3.35       Eligibility for Registration. The Company is eligible to register the Shares for resale using Form S-3 promulgated under the 1933 Act.

3.36       Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Investors (or their members, general or limited partners or stockholders) as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and the Investors’ (and their members’, general or limited partners’, stockholders’) ownership of the Shares. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Class A Common Stock or a change in control of the Company.

3.37      Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.38       Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or (ii) in violation of any judgment, decree or order of any court, arbitrator or Governmental Entity, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.          Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company with respect to only itself that, as of the date hereof, and as of each Closing Date (provided, that, with respect to the Second Closing Date, solely to the extent such Investor is a participant in the Second Closing):

4.1        Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

4.2        Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, or general principles of equity.

4.3         Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Shares are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

4.4        Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.5       Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.6        Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

4.7        Legends. Such Investor understands that, except as provided below, certificates or book-entry positions evidencing the Shares may bear the following or any similar legend(s):

(a)      “THE OFFER AND SALE OF THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED (I)(A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, OR (B) UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SHARES.”

(b)    If required by the authorities of any state in connection with the issuance or sale of the Shares, the legend required by such state authority.

4.8         Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of the 1933 Act. The investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. Furthermore, such Investor is an “Institutional Account” as defined in FINRA Rule 4512(c).

4.9         No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any advertising or, to its knowledge, general or public solicitation.

4.10       Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or such Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.11       Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first contacted the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, if such Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor, investment advisor, direct or indirect members, partners or stockholders or prospective co-investors only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.12       No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

4.13       Residency. Such Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below such Investor’s name on its signature page hereto.

4.14       No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

4.15      No Bad Actor Disqualification Event. Such Investor represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to such Investor or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Investor’s securities for purposes of Rule 506(d).

5.           Closing Deliveries; Conditions to Closing.

5.1       At or prior to each Closing, the Company shall issue, deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(a)        this Agreement and the Registration Rights Agreement, each duly executed by the Company prior to the Initial Closing, and the applicable Shares, in book-entry or certificated form;

(b)        the wire instructions of the Company, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company;

(c)         a certificate, in the form of Exhibit B attached hereto, executed on behalf of the Company by its Chief Executive Officer or its Chief Accounting Officer, dated as of each Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f) and (g) of Section 5.3.

5.2      At or prior to each Closing (provided, that, with respect to the Second Closing, solely to the extent such Investor is a participant in the Second Closing), each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(a)        this Agreement, the Registration Rights Agreement and the Lock-Up Agreement, each duly executed by such Investor prior to the Initial Closing; and

(b)          its Subscription Amount for the Shares being purchased at such Closing, as applicable.

5.3         Conditions to the Investors’ Obligation to Purchase the Shares. The respective obligations of the Investors to purchase Shares at each Closing, is subject to the fulfillment to the Investors’ satisfaction, on or prior to each Closing Date, of the following conditions, any of which may be waived by the Investors:

(a)         The representations and warranties made by the Company in Section 3 hereof, as qualified by the SEC Filings, shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of each Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to each Closing Date.

(b)        The Company shall have obtained any and all consents, permits, approvals, registrations and waivers, including, without limitation, any waiver necessary pursuant to Section 6.11 of the November SPA, necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)          The Company shall have delivered the Company Deliverables to the Investors.

(d)         No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)          There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(f)          No stop order or suspension of trading shall have been imposed by the NYSE American, the SEC or any other Governmental Entity with respect to public trading in the Class A Common Stock.

(g)          The NYSE American shall have approved a supplemental listing application for the Shares.

(h)          This Agreement shall not have been terminated by the Investors in accordance with Section 5.5 herein.

5.4         Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at each Closing to each Investor (provided, that, with respect to the Second Closing, solely to the extent such Investor is a participant in the Second Closing) is subject to the fulfillment to the satisfaction of the Company on or prior to each Closing Date, of the following conditions, any of which may be waived by the Company:

(a)         The representations and warranties made by such Investor in Section 4 hereof shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of each Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of such earlier date. Each Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to each Closing Date.

(b)         Such Investor shall have delivered the Investor Deliverables to the Company.

(c)         This Agreement shall not have been terminated in accordance with Section 5.5 herein.

5.5         Termination of Obligations to Effect Closing; Effects.

(a)          The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect each Closing, shall terminate as follows:

(i)      Upon the mutual written consent of the Company and the Investors; or

(ii)    By either the Company or an Investor, solely with respect to itself, if the Initial Closing has not occurred on or prior to September 30, 2024; provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect such Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Initial Closing.

(b)         Nothing in this Section 5.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

6.           Covenants and Agreements of the Parties

6.1       Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes and for the redemption or repurchase of any debt or equity securities of the Company and/or the repayment of any indebtedness of the Company.

6.2       Removal of Legends. Subject to receipt from an Investor by the Company and the transfer agent for the Class A Common Stock (the “Transfer Agent”) of customary representations and other documentation (which shall not include a legal opinion unless such Investor is using an exemption from registration other than Rule 144) reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 or any other exemption under the 1933 Act, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 6.2, and in the case of a removal following the occurrence of (i) above regardless of whether the Lock-Up Period (as defined in the Lock-Up Agreement) shall have expired, and promptly after any request therefor, and in any event no later than one (1) Trading Day thereafter, from such Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book-entry or certificated shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any Shares subject to legend removal under this Section 6.1 may be transmitted by the Transfer Agent to an Investor by crediting the account of such Investor’s prime broker with the DTC system as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. Notwithstanding anything herein to the contrary, the Company shall not require a legal opinion or any other documentation for an Investor to distribute the Shares in kind to its direct or indirect members, partners or stockholders.

6.3        Transfer Restrictions. Each Investor agrees that it will sell, transfer or otherwise dispose of the Shares only in compliance with all applicable state and federal securities laws and that any Shares sold by such Investor pursuant to an effective registration statement will be sold in compliance with the plan of distribution set forth therein.

6.4        Subsequent Equity Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or require registration of the Shares under the 1933 Act.

6.5       Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Investors) relating to or arising out of the transactions contemplated hereby.

6.6       Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that it will not, nor will it cause any Affiliates acting on its behalf or pursuant to any understanding with it to, execute any Short Sales during the period from the date hereof until the earlier of (i) the Initial Closing Date or (ii) such time as this Agreement is terminated in accordance with Section 5.5. Notwithstanding the foregoing, if an Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor, investment advisor, direct or indirect members, partners or stockholders or prospective co-investors only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

6.7        Filings. The Company shall make all filings with the SEC and its Trading Market as required by the transactions contemplated hereby.

6.8      Clear Market. Prior to 90 days after the Initial Closing Date (the “Company Lock-Up Period”), the Company will not, and will not publicly disclose an intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or submit to, or file with, the SEC a registration statement under the 1933 Act, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, other than (A) any Second Closing Shares; (B) any shares of Class A Common Stock, restricted stock, restricted stock units and options to purchase Class A Common Stock, shares of Class A Common Stock underlying options granted and other securities, each pursuant to any director or employee equity plans, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and without giving effect to any amendments thereto after the date hereof; (C) any purchases or sales made pursuant to new, existing or amendments to trading plans established in compliance with Rule 10b5-1 of the 1934 Act, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Company Lock-Up Period; (D) any shares of Class A Common Stock of the Company issued upon the exercise of convertible securities of the Company outstanding on the date hereof, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this Agreement and without giving effect to any amendments thereto after the date hereof or as provided in this Agreement; (E) any shares of Class A Common Stock of the Company issued pursuant to the Company’s existing “at-the-market” offering program with B. Riley Securities, Inc. (the “ATM Program”), as in effect on the date hereof and without giving effect to any amendments thereto after the date hereof, so long as such shares of Class A Common Stock issued pursuant to the ATM Program, are issued at a per share price equal to or greater than $9.75 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock after the date hereof) and (F) the filing of a registration statement by the Company, pursuant to the Registration Rights Agreement;.

6.9       NYSE American Listing. Promptly following the execution of this Agreement, the Company shall file a supplemental listing application with the NYSE American for the listing of the Shares, a copy of which notification form shall have been made available to the Investors upon request.

7.         Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive each Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.           Miscellaneous.

8.1        Successors and Assigns. Except as expressly provided otherwise herein, this Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or general or limited partner or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the rights or duties assigned by such Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Class A Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by such Investor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given on the date of transmission (provided that notice shall not be considered given or effective if the sender receives an automatic system-generated response that such e-mail was undeliverable), (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Sky Harbour Group Corporation
136 Tower Road, Suite 205
Westchester County Airport
White Plains, NY 10604
Telephone: ***
Attention: Francisco Gonzalez
E-mail: ***;

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
300 Colorado Street, Suite 1800
Austin, TX 78701
Telephone: ***
Attention: John Hensley
E-mail: ***;

If to an Investor: to the address set forth on its signature page attached hereto.

8.5         Expenses. At the Initial Closing, the Company shall pay the reasonable and documented legal fees and expenses incurred by Altai (i) in connection with the sale and issuance of the Shares, including without limitation reasonable and documented fees and expenses of Schulte Roth & Zabel LLP, counsel for the Altai, in an amount not to exceed, in the aggregate, $300,000 and (ii) in connection with that certain Securities Purchase Agreement, entered into on November 1, 2023 (the “November SPA”), by and between the Company and the signatories thereto, to the extent not previously reimbursed. At the Second Closing, the Company shall pay the reasonable and documented legal fees and expenses incurred by Altai in connection with the sale and issuance of the Shares, including without limitation reasonable and documented fees and expenses of Schulte Roth & Zabel LLP, counsel for the Altai, in an amount not to exceed, in the aggregate, $100,000, as adjusted pro rata to the amount of Second Closing Shares that are exercised and paid for in the Second Closing. Such reimbursement amount may be withheld by any designee of Altai from their net proceeds to the Company at such Closing. Other than as provided herein, the parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and the Investors has relied on the advice of its own respective counsel.

8.6        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to the Initial Closing, the Investors and (ii) following the Initial Closing, each Investor of any Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Shares and the Company.

8.7      Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the Investors may identify the Company and describe the Shares purchased in accordance with this Agreement in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate, general or limited partner or investment adviser of any Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor or such general or limited partner, as applicable.

8.8      Disclosure. No later than 5:30 p.m., New York City time, on the Business Day immediately following the date this Agreement is executed and delivered by the parties hereto (the “Disclosure Time”), the Company shall issue a press release or file a Form 8-K with the SEC disclosing all material terms of the transactions contemplated by this Agreement, the other Transaction Documents and any material non-public information that the Company, its subsidiaries or any of their respective affiliates, officers, directors, employees or agents may have provided any Investor or any of their respective general or limited partners, their respective Affiliates, attorneys, agents or representatives at any time prior to the issuance of such press release or Form 8-K and, if a Form 8-K, including as exhibits the form of this Agreement and the Transaction Documents (the “Public Disclosure”). In addition, the Company will make such other filings and notices in the manner and time required by the SEC or the NYSE American. From and after the issuance or filing of the Public Disclosure, no Investor nor such Investor’s Affiliates, general or limited partners, attorneys, agents and representatives shall be in possession of any material non-public information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Public Disclosure, the Investors, their respective general or limited partners and their respective Affiliates shall no longer be subject to any confidentiality or similar obligations, whether written or oral, with the Company, its subsidiaries or any of their respective affiliates, officers, directors, employees or agents with respect to transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investors, their respective general and limited partners and their respective Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.

8.9       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.10     Entire Agreement. This Agreement, including the signature pages, Exhibits and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof; provided, however, that with respect to any conflict between this Agreement and the Registration Rights Agreement, the Registration Rights Agreement shall govern as it relates to the registration of the resale of the Shares.

8.11     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.12     Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.13      Indemnification. The Company agrees to indemnify and hold harmless each Investor, its general and limited partners and their respective Affiliates, directors, officers, trustees, partners, members, managers, employees, investment advisers and agents (collectively, the “Indemnitees”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (the “Indemnified Liabilities”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents or any other certificate, instrument or document delivered by the Company to such Investor in connection with the transactions contemplated hereunder. For the avoidance of doubt, the indemnification set forth in this Section 8.13 is intended to apply, and shall apply, to direct claims asserted by an Investor against the Company, as well as any third party claims asserted by an Indemnitee (other than an Investor) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each of the Indemnitees is an intended third-party beneficiary of this Section 8.13 and Section 8.14.

8.14      Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder in respect of a third-party claim shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such third-party claim with counsel reasonably satisfactory to the Indemnitee; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such third-party claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any Indemnitee to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such Indemnitees. No indemnifying party will, except with the consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement with respect to a third-party claim that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or litigation. No Indemnitee will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement with respect to a third-party claim.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Dated:

COMPANY:

SKY HARBOUR GROUP CORPORATION

By:
Name:	Francisco Gonzalez
Title:	Chief Financial Officer

Dated:

INVESTOR:

[•]

By: [•]

By:
Name:
Title:

Address:

[•] [Address] [City, State, Zip] Telephone: [•] Attention: [•] E-mail: [•];

With a copy (which shall not constitute notice) to:

[•] [Address] [City, State, Zip] Telephone: [•] Attention: [•] E-mail: [•]

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2024, by and among Sky Harbour Group Corporation, a Delaware corporation (the “Company”), and each investor signatory hereto (each, an “Investor” and collectively, the “Investors”). Capitalized terms used herein have the respective meanings ascribed thereto in that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of September 16, 2024 (the “Purchase Agreement”) unless otherwise defined herein.

The parties hereby agree as follows:

1.            Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, no Holder shall be deemed to be an Affiliate of (i) any portfolio company of such Holder or its Affiliates or (ii) any limited partner of any Holder or its Affiliates.

“Agreement” has the meaning set forth in the first paragraph.

“Allowed Delay” has the meaning set forth in Section 2(c)(ii).

“Class A Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the first paragraph.

“Constructive Primary Offering” has the meaning set forth in Section 2(d).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cut Back Shares” has the meaning set forth in Section 2(d).

“Effectiveness Deadline” means, with respect to the Registration Statement, the earlier of (i) the later of (x) the one hundred eightieth (180th) calendar day following the Initial Closing Date, provided, however, that if such Effectiveness Date falls on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day and (y) the fifteenth (15th) calendar day following the Second Closing Date, if any, and (ii) the fifth (5th) Business Day after the date the Company is notified (orally or in writing whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that the Company shall have ten (10) additional Business Days if required to update for a quarterly filing.

“Effectiveness Period” has the meaning set forth in Section 3(a).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holder Information” has the meaning set forth in Section 5(b).

“Inspectors” has the meaning set forth in Section 3(l).

“Investor” has the meaning set forth in the preamble.

“Legal Counsel” has the meaning set forth in Section 2(a)(ii).

“Losses” has the meaning set forth in Section 6(a).

“Opt-Out Notice” has the meaning set forth in Section 4.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Purchase Agreement” has the meaning set forth in the first paragraph.

“Qualification Date” has the meaning set forth in Section 2(a)(ii).

“Qualification Deadline” has the meaning set forth in Section 2(a)(ii).

“Questionnaire” has the meaning set forth in Section 5(a).

“Records” has the meaning set forth in Section 3(l).

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares and (ii) any other securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that, with respect to a particular Holder, such Holder’s securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the earlier to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the 1933 Act (in which case, only such security sold by such Holder shall cease to be a Registrable Security) provided such securities are freely tradable by the transferee(s) thereof after giving effect to such transaction without any restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, and (B) such securities becoming eligible for sale without restriction by such Holder pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement for the Company to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Holders” means the Holders of at least a majority of the Shares.

“Restriction Termination Date” has the meaning set forth in Section 2(d).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Restrictions” has the meaning set forth in Section 2(d).

“Shares” means shares of Class A Common Stock issued pursuant to the Purchase Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(ii).

“Transaction Documents” means this Agreement, the Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated under the Purchase Agreement.

2.            Registration.

(a)          Registration Statements.

(i)    The Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities and naming the Holders as a selling stockholder thereunder. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Holder shall be named as an “underwriter” in such Registration Statement without such Holder’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Class A Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Class A Common Stock or other securities for the account of any other selling stockholder without the prior written consent of the Required Holders. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission.

(ii)    The Registration Statement referred to in Section 2(a)(i) shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company and reasonably acceptable to the Required Holders and (ii) so long as Registrable Securities remain outstanding, promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 in accordance with Instruction I.B.3 of Form S-3 to register the Registrable Securities for resale, but in no event more than thirty (30) days after the Qualification Date (the “Qualification Deadline”), file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1) (a “Shelf Registration Statement”) and use its best efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Shelf Registration Statement covering the Registrable Securities has been declared effective by the SEC. Subject to Section 2(b) hereof, the Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. In addition, any Holder may, at such Holder’s expense, retain separate legal counsel to review any disclosure describing such Holder and such Holder’s holdings in any Registration Statement naming such Holder as a selling stockholder thereunder (“Other Counsel”). The Company, Legal Counsel and any Other Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. The Company shall pay the fees and expenses of such Legal Counsel arising out of such review up to a maximum amount of $15,000, and the Holders shall be responsible for any fees and expenses relating to or arising out of any such review by the Legal Counsel in excess of such amount and for any fees and expenses of their respective Other Counsel.

(b)        Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, any FINRA filing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)          Effectiveness.

(i)    The Company shall use its best efforts to have the Registration Statement declared effective as soon as practicable after such Registration Statement has been filed with the SEC, but no later than the Effectiveness Deadline. By 9:30 a.m. (Eastern time) on the first Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall notify the Holders by e-mail as promptly as practicable, and in any event within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)     Beginning on the tenth (10th) Business Day after the date of effectiveness of any Registration Statement, for not more than forty-five (45) consecutive days or more than two occasions, or for a total of not more than ninety (90) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Holders in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of such Holder) disclose to the Holders any material nonpublic information giving rise to an Allowed Delay or subject such Holder to any duty of confidentiality, (b) advise the Holders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use its best efforts to terminate an Allowed Delay as promptly as practicable.

(d)        Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is a primary offering or not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act, or requires any Holder to be named as an “underwriter,” the Company shall use its best efforts to advocate before the SEC its reasonable position that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 (a “Constructive Primary Offering”) and that none of the Holders is an “underwriter.” Legal Counsel shall have the right to review and oversee any registration or matters pursuant to this Section 2(d), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. In the event that, despite the Company’s best efforts, the SEC does not alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. Any cut-back imposed on the Holders pursuant to this Section 2(d) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Required Holders otherwise agree. The parties agree that the Company’s delay or failure to have a Registration Statement declared effective due to the SEC taking the position that the offering is a Constructive Primary Offering shall not be a breach of any provision of this Agreement, so long as the Company diligently works to address the SEC’s comments. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”), all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use its best efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, (i) that the filing deadline and/or the Effectiveness Deadline, as applicable, for such Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 60th day immediately after the Restriction Termination Date (or the 90th day if the SEC reviews such Registration Statement).

3.          Company Obligations. The Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)        use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold pursuant to such Registration Statement or pursuant to Rule 144, and (ii) the date on which all Shares cease to be Registrable Securities (the “Effectiveness Period”);

(b)        prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)       provide copies to and permit each Holder to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and a reasonable opportunity to furnish comments thereon and not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects;

(d)        furnish to each Holder (i) promptly after the same is prepared and filed with the SEC, if requested by such Holder, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as any Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by such Registration Statement;

(e)       use its best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

(f)        use its best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(g)       to the extent applicable (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Holders of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Effectiveness Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(g), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction;

(h)        promptly notify the Holders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of such Holder, disclose to such Holder any material nonpublic information regarding the Company or subject such Holder to any duty of confidentiality), and promptly prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)         otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering satisfying the provisions of Section 11(a) of the 1933 Act;

(j)        if requested by a Holder, the Company shall (i) as soon as practicable, incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities;

(k)        within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC;

(l)        make available upon reasonable prior notice during normal business hours and for reasonable periods for inspection by each Holder and by any attorney, accountant or other agent retained by such Holder and who is reasonably acceptable to the Company (collectively, the “Inspectors”), all pertinent financial and other records and pertinent corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by the Inspectors for the sole purpose of conducting initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement; provided, however, that each Holder shall agree to, and to direct its Inspectors to, hold in strict confidence and shall not make any disclosure or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Section 3(l). Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to any Holder, or to advisors to or representatives of such Holder, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides such Holder, such advisors and such representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto;

(m)       cooperate with each Holder who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates or book-entry positions (not bearing any restrictive legend), which may be by crediting the account of such Holder’s prime broker with the DTC System as directed by such Holder, representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates or book-entry positions to be in such denominations or amounts, as the case may be, as such Holder may reasonably request and registered in such names as such Holder may request; and

(n)        with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell shares of Class A Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the termination of the Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Holders upon request, as long as such Holders owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holders of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.          Opt-Out Notice. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by Section 3; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from such Holder (unless subsequently revoked), (i) the Company shall not deliver any such notices to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of an Allowed Delay (which notice shall not contain any material, nonpublic information or subject such Holder to any duty of confidentiality) was previously delivered (or would have been delivered but for the provisions of this Section 4) and the related suspension period remains in effect, the Company will so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of an Allowed Delay, and thereafter will provide such Holder with the related notice of the conclusion of such Allowed Delay immediately upon its availability (which notice shall not contain any material, nonpublic information or subject such Holder to any duty of confidentiality).

5.            Obligations of the Holders.

(a)      Notwithstanding any other provision of the Agreement, no Holder may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company a completed questionnaire substantially in the form of Exhibit B (the “Questionnaire”) for use in connection with the Registration Statement at least five (5) Business Days prior to the anticipated filing date of the Registration Statement if such Holder elects to have any of the Registrable Securities included in such Registration Statement provided that such Questionnaire has been provided to such Holder at least ten (10) Business Days prior to the anticipated filing date of the Registration Statement. In addition to the Questionnaire, each Holder shall furnish such other information as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request; provided that the Holders shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities, other than the lock-up agreement executed by the Investors attached as Exhibit C to the Purchase Agreement.

(b)      Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude any or all of its Registrable Securities from such Registration Statement.

(c)        Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Holder will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until such Holder is advised by the Company that such dispositions may again be made, provided that, no Holder shall be required to discontinue disposition of Registrable Securities under a Registration Statement by virtue of the delivery by the Company of a notice of the occurrence of any event of the kind described in Section 2(c)(ii) on more than two occasions or for ninety (90) total calendar days, in each case during any twelve-month period, or for more than forty-five (45) consecutive days. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended securities to a transferee of a Holder in connection with any sale of Registrable Securities with respect to which the Subscriber has entered into a contract for sale, prior to such Holder’s receipt of the notice of an Allowed Delay and for which such Holder has not yet settled.

(d)       Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

6.            Indemnification.

(a)       Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its officers, directors, partners, members, employees, agents, representatives of and each other person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses (collectively, “Losses”), joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements in any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, in light of the circumstances under which they were made not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of this Agreement or any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, except to the extent that any such Losses arise out of or are based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with Holder Information, (y) the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective; or (z) a Holder’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities. Each person entitled to indemnification pursuant to this Section 6(a) is an intended third-party beneficiary of this Section 6.

(b)        Indemnification by the Holders. Each Holder agrees, severally and not jointly with any other Holder, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by a Holder, and relating to such Holder, to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto (“Holder Information”). In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c)        Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

(d)        Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.           Miscellaneous.

(a)         Effective Date. This Agreement shall be effective as of the Initial Closing, and if the Purchase Agreement is terminated in accordance with its terms prior to the Initial Closing, then this Agreement shall be null and void.

(b)        Amendments and Waivers. This Agreement may be amended only by a written instrument signed by the Company and the Required Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Holders.

(c)        Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and as set forth in Section 8.4 of the Purchase Agreement.

(d)        Assignments and Transfers by Holders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. Any Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, including, without limitation, upon a distribution-in-kind by such Holder to its direct or indirect members, partners or stockholders, provided that such Holder complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein. Notwithstanding the preceding sentence, the rights of an Investor shall be deemed to have been automatically assigned to any limited partner and general partner of such Investor to which such Investor has made a distribution of shares of Class A Common Stock and the failure to provide notice pursuant to the preceding sentence shall not affect the effectiveness of the assignment; provided that such Investor shall provide written notice of any such distribution to the Company promptly after such distribution is affected.

(e)        Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Class A Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction without any restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.

(f)        Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(j)        Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k)        Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l)          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m)       No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with, or during the term of this Agreement provides registration rights superior to, the rights granted to the Holders pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement, except in each case in connection with any bona fide acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise); provided, however, the Company shall not be deemed to be in violation of this sentence solely to the extent that (i) an acquiror of the Company in a bona fide acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) has, prior to and unrelated to such acquisition, granted registration rights to its own security holders superior to or inconsistent with the rights granted to the Holders and (ii) the Holders are given the option to elect to receive, from and after the consummation of such acquisition, the benefit of such superior or inconsistent rights previously granted to the acquiror’s security holders.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

SKY HARBOUR GROUP CORPORATION

By:
Name:	Francisco Gonzalez
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

INVESTOR:

[•]

By:
Name:
Title:

Address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

In addition, the selling stockholders may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that the selling stockholders meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase price and public offering price, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use our best efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction or limitation pursuant to Rule 144 of the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part. Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT B

FORM OF

SELLING SECURITYHOLDER QUESTIONNAIRE

Reference is made to that certain registration rights agreement (the “Registration Rights Agreement”), dated as of September 16, 2024, by and between Sky Harbour Group Corporation (the “Company”) and the investors signatories thereto. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

The undersigned Holder (the “Selling Securityholder”) of the Registrable Securities is providing this Selling Securityholder Questionnaire pursuant to Section 5(a) of the Registration Rights Agreement. The Selling Securityholder, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement. The Selling Securityholder hereby acknowledges its indemnity obligations pursuant to Section 5(b) of the Registration Rights Agreement.

The Selling Securityholder provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a) Full Legal Name of Selling Securityholder:
(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:
(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:
(2)	Address for Notices to Selling Securityholder:

Telephone (including area code):

Fax (including area code):

Contact Person:

(3)	Beneficial Ownership of Registrable Securities:
(a)	Type and Principal Amount/Number of Registrable Securities beneficially owned:
(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:
(b)	CUSIP No(s). of such Other Securities beneficially owned:
(5)	Relationship with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Is the Selling Securityholder a registered broker-dealer? Yes ☐ No ☐

If “Yes”, please answer subsection (a) and subsection (b):

(a)	Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company? Yes ☐ No ☐
(b)	If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:
(7)	Is the Selling Securityholder an affiliate of a registered broker-dealer? Yes ☐ No ☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

(a)	Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)? Yes ☐ No ☐

(b)

Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

Yes ☐

No ☐

(8)	Is the Selling Securityholder a non-public entity? Yes ☐ No ☐

If “Yes”, please answer subsection (a):

(a)	Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:
(9)	Plan of Distribution:

The Selling Securityholder (including its transferees, donees, pledgees and other successors in interest) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement in accordance with the Plan of Distribution attached as Exhibit A to the Registration Rights Agreement ☐.

The Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Agreement. The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

The Selling Securityholder agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the Selling Securityholder shall not be required to notify the Company of any changes to the number of securities held or owned by the Selling Securityholder or its affiliates. All notice to the Selling Securityholder pursuant to the Registration Rights Agreement shall be made as set forth in Section 8.4 of the Securities Purchase Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned that the Registration Statement is not available pursuant to the terms of the Registration Rights Agreement, the undersigned will suspend use of the Prospectus until notice from the Company that the Prospectus is again available.

Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above. This Selling Securityholder Questionnaire shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner
By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

Sky Harbour Group Corporation
136 Tower Road, Suite 205
Westchester County Airport
White Plains, NY 10604
Telephone: ***
Attention: Francisco Gonzalez
Email: ***

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
300 Colorado Street, Suite 1800
Austin, TX 78701
Telephone: ***
Attention: John Hensley
Email: ***

EXHIBIT B

Form of Officer’s Certificate

EXHIBIT C

Form of Lock-Up Agreement

EXHIBIT D

Form of Assignment, Assumption and Joinder Agreement

EXHIBIT E

Form of Joinder Agreement